                                                                       EXHIBIT 5


                            AGREEMENT RELATIVE TO THE
                             FILING OF SCHEDULE 13D

     This AGREEMENT RELATIVE TO THE FILING OF SCHEDULE 13D (this "Agreement"), dated as of the 21st day of April, 2003, is hereby made and entered into by and among Antares Capital Fund III Limited Partnership, a Delaware limited partnership (the "LP"), Antares Capital Partners III, L.L.C., a Florida limited liability company (the "LLC"), Jonathan I. Kislak, an individual and Class A Member of the LLC ("Kislak"), and Randall E. Poliner, an individual and Class A Member of the LLC ("Poliner"). The LP, the LLC, Kislak and Poliner are each individually referred to throughout this Agreement as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, each of the Parties are persons required, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended, to file a statement of beneficial ownership containing the information required by Schedule 13D thereunder with respect to the following issuer:

                         Summit Brokerage Services, Inc.
                              Cusip No. 86601N-10-1

         WHEREAS, the Parties are each individually eligible to use Schedule 13D; and

         WHEREAS, each of the Parties is responsible for the timely filing of said Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself, but not of the information concerning any other Party, unless it knows or has reason to believe that the information concerning any other Party is inaccurate; and

         WHEREAS, a Schedule 13D has been prepared (the "Schedule") identifying all the Parties and containing the required information with regard to each Party, indicating that such statement is filed on behalf of each of the Parties, and including, as an exhibit thereto, this Agreement; and

         WHEREAS, each of the Parties desires to file the Schedule on behalf of each of them.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants set forth herein, the Parties agree that the Schedule shall be: (i) executed by Kislak in his individual capacity, and on behalf of the LP by Kislak acting as a Class A Member of the LLC which shall in turn be acting as the sole general partner of the LP, and on behalf of the LLC by Kislak as a Class A Member thereof, and by Poliner in his individual capacity; and (ii) filed with the appropriate persons, agencies and exchanges, on behalf of each of the Parties.


                     [SIGNATURES LOCATED ON THE NEXT PAGE.]
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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

                                    Antares Capital Fund III Limited Partnership

                                    By: Antares Capital Partners III, L.L.C.,
                                    its General Partner


                                    By:      /s/ Jonathan I. Kislak
                                       -----------------------------------------
                                             (Signature)

                                    Jonathan I. Kislak, Class A Member
                                    -----------------------------------
                                             (Name and Title)


                                    Antares Capital Partners III, L.L.C.


                                    By:      /s/ Jonathan I. Kislak
                                       -----------------------------------------
                                             (Signature)

                                    Jonathan I. Kislak, Class A Member
                                    -----------------------------------
                                             (Name and Title)


                                             /s/ Jonathan I. Kislak
                                    --------------------------------------------
                                             (Signature)

                                    Jonathan I. Kislak, individually
                                    --------------------------------------------
                                             (Name and Title)



                                             /s/ Randall E. Poliner
                                    --------------------------------------------
                                             (Signature)

                                    Randall E. Poliner, individually
                                    --------------------------------------------
                                              (Name and Title)


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